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                                                                   EXHIBIT 10.25

                              SECOND AMENDMENT TO

                               EXCHANGE AGREEMENT

     This Second Amendment to Exchange Agreement (this "Amendment"), is entered into as of May 10, 2002, by and between CoreComm Limited, a Delaware corporation ("Limited"), and CoreComm Holdco, Inc., a Delaware corporation and formerly a subsidiary of Limited ("Holdco").

     WHEREAS, Limited and Holdco are parties to an Exchange Agreement, dated as of December 14, 2001, as amended by the First Amendment to the Exchange Agreement, dated April 5, 2002, among Limited and Holdco (the "Agreement"), executed in connection with Limited's restructuring plan. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement; and

     WHEREAS, Limited and Holdco desire to amend the Agreement as set forth herein.

     NOW THEREFORE BE IT RESOLVED, that in consideration of the foregoing premises and in consideration of the mutual agreements and covenants herein contained, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

          1. Amendment of Senior Notes. Section 2(c) is hereby amended to read in its entirety as follows:

             "(c) Amendment of Senior Notes. Effective as of January 1, 2002, the Senior Notes are hereby amended such that (i) the interest payment due on the Senior Notes on April 1, 2002 shall, instead of being due and payable on such date, be due and payable on the date on which Holdco provides written notice to Limited demanding such payment, (ii) the interest payment due on the Senior Notes on October 1, 2002 shall, instead of being due and payable on such date, be due and payable on April 1, 2003 and (iii) all principal payments and prepayments required pursuant to Section 2 of the Senior Notes to be paid from and including January 1, 2002 through April 1, 2003 shall, instead of being due and payable on the dates set forth in the Senior Notes, be due and payable on April 1, 2003; provided, however, that in the event that prior to April 1, 2003 a wholly-owned subsidiary of Holdco has been merged pursuant to Section 253 of the Delaware General Corporation Law into Limited with Limited surviving the merger as a wholly-owned subsidiary of Holdco following the consummation of Holdco's registered public exchange offer for shares of Limited Common Stock, this Section 2(c) shall be of no further force or effect."

          2. Cancellation of Shares. New Section 2(d) is hereby inserted immediately following Section 2(c) of the Agreement and reads in its entirety as follows:

             "(d) Cancellation of Shares. Holdco hereby agrees that immediately following the closing of the registered public exchange offer for shares of Limited Common Stock which was commenced on February 8, 2002, any shares of Holdco common stock that will be issued to Holdco as a result of Holdco tendering shares of Limited Common Stock into such exchange offer shall be cancelled and of no further force or effect."

          3. Waiver of Acceleration. New Section 2(e) is hereby inserted immediately following Section 2(d) of the Agreement and reads in its entirety as follows:


             "(e) Waiver of Acceleration. Holdco hereby irrevocably waives any and all of its rights to have any of the 6% Convertible Notes that it owns accelerated pursuant to Section 8.02 of the Indenture governing the 6% Convertible Notes as a result of Limited's failure to pay by May 1, 2002 the interest that was due and payable on the 6% Convertible Notes on April 1, 2002."


          4. Effectiveness. This Amendment shall be effective when executed by Limited and Holdco.

          5. Governing Law. This Amendment shall be governed under the laws of the State of New York, without regard to principles of conflicts of laws thereof.
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          6.  Counterparts.  This Amendment may be executed and delivered
     (including by means of telecopied signature pages) in one or more counterparts, all of which shall be considered one and the same agreement.



          7. Failure to Exercise. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.



          8. No Other Amendments. Except as expressly set forth in this Amendment, no other amendment or modification is made to any other provisions of the Agreement, and the Agreement shall remain in full force and effect, as amended hereby, and as so amended Limited and Holdco hereby reaffirm all of their respective rights and obligations thereunder.


     IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be duly executed and delivered on behalf of such party with effect from the date first set forth above.


                                          CORECOMM LIMITED



                                          By: /s/ GREGG N. GORELICK

                                            ------------------------------------

                                              Name: Gregg N. Gorelick


                                              Title: Senior Vice President,
                                                     Controller and Treasurer



                                          CORECOMM HOLDCO, INC.



                                          By: /s/ MICHAEL A. PETERSON

                                            ------------------------------------

                                              Name: Michael A. Peterson


                                              Title: Executive Vice
                                                     President -- Chief
                                                     Operating Officer and Chief
                                                     Financial Officer


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